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                                                                     EXHIBIT 3.1


                                  ARTICLE VII

                                 EFFECTIVE DATE


     The effective date of organization of the Corporation shall be the date approved and filed by the Secretary of the Commonwealth.


                                  ARTICLE VIII

                             DIRECTORS AND OFFICERS

     The information contained in Article VIII is not a permanent part of the Articles of Organization.

     a. The street address of the principal office of the Corporation in Massachusetts is: 141 Elm Street, Westfield, Massachusetts 01085.

     b. The name, residential address and post office address of each Director and Officer of the Corporation is as follows:


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Title                        Name                        Residential Address and Post Office Address
-----                        ----                        -------------------------------------------
President and Chief          Donald A. Williams
   Executive Officer:                                    146 Glenwood Drive, Westfield, MA 01085
Treasurer and Chief          Michael J. Janosco, Jr.
     Financial Officer:                                  41 Wilder Road, Sterling, MA  01564
Clerk:                       Phillip R. Smith            197 Lynnwood Drive, Longmeadow, MA  01106
Director:                    Victor J. Carra             69 Morningside Circle, Feeding Hills, MA 01030
Director:                    David C. Colton, Jr.        452 Loomis Street, Westfield, MA  01085
Director:                    Robert T. Crowley           65 Ridgecrest Circle, Westfield, MA  01085
Director:                    Thomas, J. Howard, Jr.      10 Oak Street, Westfield, MA  01085
Director:                    Harry C. Lane               131 Granville Road, Southwick, MA  01077
Director:                    William McClure             103 Van Deene Avenue, West Springfield, MA 01106
Director:                    Mary C. O'Neil              419 Southwick Road R-75, Westfield, MA  01085
Director:                    Richard C. Placek           110 Whitaker Road, Westfield, MA  01085
Director:                    Paul R. Pohl                55 Tecumseh Drive, Longmeadow, MA  01106
Director:                    Charles E. Sullivan         215 Kings Highway B-7, West Springfield, MA 01106
Director:                    Thomas C. Sullivan          10 Blanford Drive, Blandford, MA 01008
Director:                    Donald A. Williams          146 Glenwood Drive, Westfield, MA 01085
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